Exhibit 99

SILICON LABS ANNOUNCES FOURTH QUARTER AND FISCAL 2013 RESULTS

— Record Revenue for 2013 —

AUSTIN, Texas — Jan. 29, 2014 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported financial results for its fourth quarter and fiscal year ended Dec. 28, 2013.  Revenue in the fourth quarter was $146.2 million, a slight decrease from the $146.9 million reported in the third quarter. Revenue for fiscal 2013 was a record $580.1 million, compared with $563.3 million in 2012.

Q4 Financial Highlights

On a GAAP basis:

•                  Gross margins increased sequentially to 60.6 percent

•                  R&D investment increased sequentially to $42.2 million

•                  SG&A expenses declined sequentially to $32.3 million

•                  Operating income increased sequentially to 9.7 percent of revenue

•                  Diluted earnings per share increased sequentially to $0.24

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation table below):

•                  Gross margins increased sequentially to 61.2 percent

•                  R&D expenses increased sequentially to $34.5 million

•                  SG&A expenses declined sequentially to $27.7 million

•                  Operating income increased sequentially to 18.7 percent

•                  Diluted earnings per share increased sequentially to $0.49

Business Highlights

•                  Broad-based revenue was $72.4 million, reflecting a record quarter in microcontrollers and wireless offset by lower than expected revenue for timing due to general weakness in the telecom infrastructure market.

•                  Broadcast outperformed expectations in the fourth quarter with revenue of $49.6 million.

•                  Access grew slightly in the fourth quarter, exceeding expectations, with revenue of $24.3 million.

•                  During the fourth quarter, the company announced several important mixed-signal products for Internet of Things applications, including the energy-friendly EFM32™ Zero Gecko MCU family, the ultra-low-power Si106x/8x wireless MCU family, and the next-generation Si701x/2x relative humidity and temperature sensor family.

“We are very pleased with our performance in the fourth quarter, as our microcontroller and wireless products delivered another record revenue quarter, and we experienced better than expected revenue from Broadcast and Access products,” said Tyson Tuttle, CEO of Silicon Labs. “Revenue for 2013 was a record for the company, and we believe we are entering 2014 well positioned in growth markets such as the Internet of Things, smart energy and Internet infrastructure.”

Business Outlook

The company expects revenue in the first quarter to be in the range of $142 million to $146 million. The company expects first quarter earnings per share to be between $0.14 and $0.18 on a GAAP basis and between $0.40 and $0.44 on a non-GAAP basis.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and by entering 39717387. The replay will be available through March 8.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Deborah Stapleton, +1 650.470.4200, Deborah.Stapleton@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenues	$146,236	$152,461	$580,087	$563,294
Cost of revenues	57,638	58,835	227,183	225,277
Gross margin	88,598	93,626	352,904	338,017
Operating expenses:
Research and development	42,168	36,009	157,799	137,952
Selling, general and administrative	32,276	32,315	130,795	114,390
Operating expenses	74,444	68,324	288,594	252,342
Operating income	14,154	25,302	64,310	85,675
Other income (expense):
Interest income	237	235	853	1,338
Interest expense	(807)	(850)	(3,293)	(1,149)
Other income (expense), net	118	(323)	157	484
Income before income taxes	13,702	24,364	62,027	86,348
Provision for income taxes	3,060	5,669	12,208	22,800
Net income	$10,642	$18,695	$49,819	$63,548

Earnings per share:
Basic	$0.25	$0.45	$1.17	$1.51
Diluted	$0.24	$0.44	$1.14	$1.47

Weighted-average common shares outstanding:
Basic	42,972	41,705	42,715	42,136
Diluted	43,847	42,641	43,537	43,106

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 28, 2013
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$146,236

Gross margin	88,598	60.6%	$166	$390	$—	$400	$89,554	61.2%

Research and development	42,168	28.8%	3,979	3,217	447	—	34,525	23.6%

Selling, general and administrative	32,276	22.1%	4,351	729	895	(1,384)	27,685	18.9%

Operating income	14,154	9.7%	8,496	4,336	1,342	(984)	27,344	18.7%

	Three Months Ended December 28, 2013
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Non- GAAP Measure
Net income	$10,642	$7,685	$2,986	$1,179	$(1,096)	$21,396

Diluted shares outstanding	43,847	—	—	—	—	43,847

Diluted earnings per share	$0.24					$0.49

Unaudited Forward-Looking Statements Regarding Business Outlook

(In thousands, except per share information)

	Three Months Ending March 29, 2014
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.18	$0.14

Estimated non-GAAP charges	0.26	0.26

Estimated non-GAAP diluted earnings per share	$0.44	$0.40

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 28, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$95,800	$105,426
Short-term investments	179,593	176,565
Accounts receivable, net of allowances for doubtful accounts of $797 at December 28, 2013 and $670 at December 29, 2012	72,124	78,023
Inventories	45,271	49,579
Deferred income taxes	18,878	16,652
Prepaid expenses and other current assets	47,651	41,437
Total current assets	459,317	467,682
Long-term investments	10,632	11,369
Property and equipment, net	132,445	135,271
Goodwill	228,781	130,265
Other intangible assets, net	131,593	90,750
Other assets, net	28,382	36,629
Total assets	$991,150	$871,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,126	$29,622
Current portion of long-term debt	7,500	5,000
Accrued expenses	45,975	40,410
Deferred income on shipments to distributors	30,853	30,259
Income taxes	2,693	1,087
Total current liabilities	109,147	106,378
Long-term debt	87,500	95,000
Other non-current liabilities	55,941	20,615
Total liabilities	252,588	221,993
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,779 and 41,879 shares issued and outstanding at December 28, 2013 and December 29, 2012, respectively	4	4
Additional paid-in capital	48,630	10,122
Retained earnings	690,612	640,793
Accumulated other comprehensive loss	(684)	(946)
Total stockholders’ equity	738,562	649,973
Total liabilities and stockholders’ equity	$991,150	$871,966

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 28, 2013	December 29, 2012
Operating Activities
Net income	$49,819	$63,548
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	13,491	13,621
Net gain on the purchase of property and equipment	—	(8,457)
Amortization of other intangible assets and other assets	15,911	14,154
Impairment of long-lived assets	—	708
Stock-based compensation expense	30,800	31,176
Income tax benefit (detriment) from employee stock-based awards	(606)	1,827
Excess income tax benefit from employee stock-based awards	(290)	(1,294)
Deferred income taxes	3,319	4,725
Changes in operating assets and liabilities:
Accounts receivable	8,972	(20,743)
Inventories	5,588	(13,056)
Prepaid expenses and other assets	(2,514)	10,629
Accounts payable	(3,979)	7,217
Accrued expenses	(3,169)	(3,812)
Deferred income on shipments to distributors	(2,381)	4,623
Income taxes	5,189	(7,816)
Net cash provided by operating activities	120,150	97,050

Investing Activities
Purchases of available-for-sale investments	(213,883)	(192,450)
Proceeds from sales and maturities of available-for-sale investments	210,824	235,517
Purchases of property and equipment	(10,472)	(102,043)
Purchases of other assets	(5,939)	(8,508)
Acquisitions of businesses, net of cash acquired	(86,441)	(71,852)
Net cash used in investing activities	(105,911)	(139,336)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	15,301	15,148
Excess income tax benefit from employee stock-based awards	290	1,294
Repurchases of common stock	(26,022)	(62,019)
Proceeds from issuance of long-term debt, net	—	98,325
Payments on debt	(13,434)	—
Net cash provided by (used in) financing activities	(23,865)	52,748

Increase (decrease) in cash and cash equivalents	(9,626)	10,462
Cash and cash equivalents at beginning of period	105,426	94,964
Cash and cash equivalents at end of period	$95,800	$105,426

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